EXHIBIT 99.1

ROWAN COMPANIES, INC.
OFFSHORE RIG FLEET AND CONTRACT STATUS
As of July 14, 2009

OFFSHORE RIGS						Contract Status
	LeTourneau	Depth (feet)		Year in			Day Rate	Estimated
Name	Class	Water	Drilling	Service	Location	Customer	(in thousands)	Duration	Comments ($ in thousands)
Cantilever Jack-up Rigs:
Rowan EXL #4	S116-E	350	35,000	TBD	TBD	TBD	TBD	TBD	Rig construction currently suspended; determination to resume construction expected by Q3 2009.
Rowan EXL #3	S116-E	350	35,000	2010	TBD	TBD	TBD	TBD	Rig currently under construction with delivery expected in Q4 2010.
Joe Douglas	240-C	400	35,000	2011	TBD	TBD	TBD	TBD	Resumed rig construction with delivery expected Q3 2011.
Rowan EXL #2	S116-E	350	35,000	2010	TBD	TBD	TBD	TBD	Rig currently under construction with delivery expected in Q3 2010.
Rowan EXL #1	S116-E	350	35,000	2010	TBD	TBD	TBD	TBD	Rig currently under construction with delivery expected in Q2 2010.
Ralph Coffman	240-C	400	35,000	2010	Gulf of Mexico	McMoRan	Low 180s	January 2012	Signed two-year contract in June 2009 (see Rowan Mississippi); rig currently under construction with delivery expected early Q1 2010.
J.P. Bussell	225-C	300	35,000	2008	Gulf of Mexico	Helis	Low 50s	August 2009	Rig is expected to enter shipyard in early August 2009 for modifications/upgrades in connection with the Shell Egypt contract.
					Egypt	Shell	Low 180s	May 2011	Rig is contracted for two wells (approximately 20-24 months) expected to commence during Q4 2009; day rate includes amortization of related mobilization/modification revenues.
Rowan-Mississippi	240-C	375	35,000	2008	Gulf of Mexico	McMoRan	Low 180s	November 2010
In connection with the Ralph Coffman contract, entered into amendment to reduce Mississippi day rate for the remainder of the contract term.  The Coffman contract contains an early termination option exercisable on or before December 31, 2009.  Should McMoRan terminate the Coffman contract, the Company will earn an $18 million fee, payable in installments over the remainder of the Mississippi contract term.  Rig was in the shipyard for 21 days during June 2009.

Hank Boswell	225-C	300	35,000	2006	Middle East	Saudi Aramco	Low 190s	March 2011
Bob Keller	225-C	300	35,000	2005	Middle East	Saudi Aramco	Low 180s	May 2011
Scooter Yeargain	225-C	300	35,000	2004	Middle East	Saudi Aramco	Low 190s	March 2011
Bob Palmer	224-C	550	35,000	2003	Gulf of Mexico	Helix-ERT	Mid 120s	August 2009
Rowan Gorilla VII	219-C	400	35,000	2002	West Africa	Cabinda	Low 330s	April 2010	Day rate includes estimated amortization of related mobilization/modification revenues.
Rowan Gorilla VI	219-C	400	35,000	2000	North Sea	CNR	Mid 300s	July 2009
						BG	Low 150s	September 2009	Rig is expected to enter shipyard mid July 2009 for upgrades in connection with Norwegian certification requirements.

						BG	Mid 320s	November 2009
							Mid 330s	June 2010
Rowan Gorilla V	219-C	400	35,000	1998	North Sea	Total	Low 260s	January 2010
Rowan Gorilla IV	200-C	450	35,000	1986	Mexico	PEMEX	Mid 150s	July 2011
Rig is conducting Pemex required inspections to be completed before commencing operations at the end of July.  Rig was in the shipyard during the month of June 2009 for modifications in connection with the Pemex contract. Day rate includes estimated amortization of related mobilization/modification revenues.  The contract reprices every three months based on an index of jack-up rates.  The Company is incurring a late delivery penalty of 10 percent of the day rate per day for approximately the first 60 days of operations. The next date on which the contract is expected to reprice is 7/30/2009.

Rowan Gorilla III	200-C	450	30,000	1984	Eastern Canada	ExxonMobil	Mid 360s	August 2009	Day rate includes estimated amortization of related mobilization/modification revenues.
						EnCana	Mid 300s	March 2010	Day rate includes estimated amortization of related mobilization/modification revenues.
Rowan Gorilla II	200-C	450	30,000	1984	Gulf of Mexico	Devon	Low 190s	January 2011
Rowan-California	116-C	300	30,000	1983	Middle East	Available			Rig is expected to be in the shipyard for modifications/upgrades until the end of August 2009.
Cecil Provine	116-C	300	30,000	1982	Gulf of Mexico	Available			Rig was idle for 24 days during June 2009.
Gilbert Rowe	116-C	350	30,000	1981	Middle East	Maersk	Low 100s	March 2010
Arch Rowan	116-C	350	30,000	1981	Middle East	Saudi Aramco	Mid 110s	August 2009
Charles Rowan	116-C	350	30,000	1981	Middle East	Available			Rig is currently in the shipyard undergoing maintenance/modifications until the end of August 2009. Rig was idle for 9 days during June 2009.
Rowan-Paris	116-C	350	30,000	1980	Middle East	Maersk	Low 170s	January 2010
Rowan-Middletown	116-C	350	30,000	1980	Middle East	Available
Conventional Jack-up Rigs:
Rowan-Juneau	116	250	30,000	1977	Gulf of Mexico	Available
Rowan-Alaska	84	350	30,000	1975	Gulf of Mexico	Available
Rowan-Louisiana	84	350	30,000	1975	Gulf of Mexico	Available			Rig was idle for 6 days during June 2009.

Rig Class denotes LeTourneau, Inc. hull number. 200-C is a Gorilla class unit designed for extreme hostile environment capability. 219-C is a Super Gorilla class unit, an enhanced version of the Gorilla class, and 224-C is a Super Gorilla XL design.  225-C is a Tarzan Class unit.  240-C is LeTourneau's latest jack-up design.  Rowan EXL is an enhanced version of the Super 116E class.  Unless otherwise indicated, all day rates include estimated amortization of contract mobilization/modification revenues. Estimated contract durations reflect either stated drilling periods or expected time required for the contracted well or wells.

ROWAN HEREBY ADVISES THAT THE TABLE SET FORTH ABOVE MAY CONTAIN INACCURATE, INCOMPLETE AND/OR INCORRECT INFORMATION AND IS SUBJECT TO CHANGE AT ANY TIME. THE INFORMATION SHOULD NOT BE RELIED UPON FOR ANY PURPOSE, AND ROWAN HEREBY DISCLAIMS ANY LIABILITY RELATING TO THE USE OF THE INFORMATION SET FORTH ABOVE.

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company. Relevant factors have been disclosed in the Company's filings with the U. S. Securities and Exchange Commission.

Revisions to Fleet Status Report Noted in Bold